EXHIBIT 77Q1(D)
      CONSTITUENT INSTRUMENTS DEFINING RIGHTS OF A NEW CLASS OF SECURITIES

The Rule 18f-3 Plan adopted by Registrant for Golden Large Core Value Fund and Golden Small Core Value Fund, Exhibit (n)(8) to post effective amendment No. 179 to Registrant's Registration Statement filed with the Securities and Exchange Commission via EDGAR, accession number 0001275125-05-000389, is incorporated by reference, and legally part of, this Form N-SAR.